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                                                                   EXHIBIT 10.14


                        MANAGEMENT STOCK OPTION AGREEMENT

         MetLife, Inc., confirms that, on April 9, 2001, it granted you, ________, ___ stock options (your "Options"). Each Option entitles you to purchase one share of the Company's common stock (the "Common Stock") for $29.95 per share (the "Exercise Price"). Your Options are subject to the terms and conditions of this Agreement and of the MetLife, Inc. 2000 Stock Incentive Plan (the "Plan"). The word "Section" refers to a Section in this Agreement. Any other capitalized word used in this Agreement but not defined here is defined in the Plan.

         1. NORMAL TERM OF YOUR OPTIONS. Except as provided in Sections 3 and 4:

         (a) one-third of your Options will become exercisable on each of the first, second and third anniversaries of April 9, 2001;

         (b)      you may exercise your Options until April 8, 2011; and

         (c)      you need not exercise all of your Options at one time.

No matter what else this Agreement says, under no circumstances may any of your Options be exercised prior to April 7, 2002.

         2. METHOD OF EXERCISE AND PAYMENT. You may exercise any of your Options that have become exercisable by notifying the Company, using procedures that will be established for this purpose, and paying for those shares at the time you exercise your Options. You may pay the Exercise Price in one or more of the following ways: (a) in cash or its equivalent, (b) by exchanging shares of Common Stock you already own (as long as those shares are not subject to any pledge or other security interest), or (c) through an arrangement with the broker designated by the Company in which the broker will use the proceeds of the sale of a sufficient number of shares of Common Stock to pay the Exercise Price. The combined value of all cash (or its equivalent) paid and the Fair Market Value of any Common Stock tendered to the Company for exchange must have a value as of the date they are tendered that is at least equal to the Exercise Price. If you retain some or all of the shares after you exercise your Options, you will receive evidence of ownership of those shares.

         3. TERMINATION OF EMPLOYMENT OR DISABILITY. For purposes of this
Section 3, your transfer between the Company and any of its Subsidiaries will not be a termination of employment.

         (a) Disability. In the event of your Disability, your Options will become exercisable just as they would have if you remained in active service, and they may be exercised at any time prior to April 8, 2011 or within three years after the date you first become eligible for long-term disability benefits, whichever occurs first. Any of your Options that are not exercised within that period will be forfeited. Once this Section applies, Sections 3(b),
(c), (e) and (f) will not apply to your Options, even if you


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subsequently return to active service or terminate employment with the Company or any of its Subsidiaries for any reason.

         (b) Death. In the event of your death, all of your Options will become fully exercisable as of the date of death and will remain so until April 8, 2011 or three years after your death, whichever occurs first. Any of your Options that are not exercised within that period will be forfeited.

         (c) Approved Retirement. If your employment with the Company or any of its Subsidiaries terminates due to your Approved Retirement, your Options will become exercisable just as if you had not retired, and you may exercise your Options at any time prior to April 8, 2011 or within three years after the Approved Retirement, whichever is earlier. Any of your Options that are not exercised within that period will be forfeited. In addition to other events that constitute an Approved Retirement under the Plan, your actual retirement on or after the early retirement date established under any retirement plan maintained by the Company or a Subsidiary in which you participate will be considered an Approved Retirement. "Bridge eligibility" is not considered Approved Retirement.

         (d) Termination for Cause. In the event that your employment with the Company or any of its Subsidiaries is terminated for Cause, all of your unexercised Options will be forfeited immediately.

         (e) Certain Divestitures. If the Committee determines that your employment with the Company or any of its Subsidiaries has terminated in connection with a sale, divestiture, spin-off or other similar transaction involving a Subsidiary, division or business segment or unit, the Committee may provide (1) that any or all of your Options will become exercisable just as if you had continued in the employ of the Company or any of its Subsidiaries, and
(2) that you may exercise your Options at any time prior to April 8, 2011, or within three years after the termination of your employment, whichever occurs first. Any of your Options that are not exercised within that period will be forfeited.

         (f) Other Termination of Employment. Unless the Committee determines otherwise, if your employment with the Company and its Subsidiaries terminates for any reason other than those listed in paragraphs (b), (c), (d) or (e) of this Section 3, including, for example, your voluntary termination of employment or your termination by the Company without Cause, your Options that are exercisable as of the date of termination will remain exercisable for a period of 30 days or until April 8, 2011, whichever period is shorter. All of your Options that are not exercisable at the date of termination will be forfeited immediately, as will any exercisable Option that is not exercised within that period.

         (g) No Guarantee of Employment. This Agreement is not a contract of employment and it is not a guarantee of employment for life or any period of time. Nothing in this Agreement interferes with or limits in any way the right of the Company or any of its Subsidiaries to terminate your employment at any time. This Agreement

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does not give you any right to continue in the employ of the Company or any of its Subsidiaries or any other affiliate of the Company.

         4. CHANGE OF CONTROL.

         (a) Accelerated Exercisability and Payment. Except as provided in
Section 4(b), if a Change of Control occurs, all of your unexercised Options will become exercisable immediately, regardless of the applicable exercise schedule. However, the Committee may elect to redeem your Options for a cash payment equal to the Change of Control Price less the Exercise Price, multiplied by the number of exercisable Options that you have not yet exercised.

         (b) Alternative Award. Notwithstanding Section 4(a), your Options will not become exercisable immediately, and they will not be subject to being redeemed with a cash payment to you, if the Committee reasonably determines in good faith, prior to the Change of Control, that your Options will be honored or assumed, or new rights substituted for the outstanding Options (referred to as an "Alternative Award") by your employer or an affiliate immediately after the Change of Control. Any Alternative Award must:

         (1) be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be traded on an established securities market within 60 days after the Change of Control;

         (2) provide you with rights substantially equivalent to or better than the rights applicable to your Options (including, but not limited to, an identical or better exercise schedule, and identical or better timing and methods of payment);

         (3) have substantially equivalent economic value to your Options (determined at the time of the Change of Control); and

         (4) provide that, in the event that your employment is involuntarily or constructively terminated after a Change of Control, any conditions imposed on your rights under an Alternative Award, including any restrictions on transfer or exercisability of any Alternative Award, will be waived or will lapse.

                  For these purposes, a constructive termination is a termination of employment by you following a material reduction in your base salary or incentive compensation opportunity or a material reduction in your responsibilities, in each case without your consent.

         5. NONTRANSFERABILITY OF AWARDS. You may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any of your Options, other than by will or by the laws of descent and distribution. All rights with respect to your Options are exercisable during your lifetime only by you.


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         6. BENEFICIARY DESIGNATION. You may name any beneficiary or beneficiaries (who may be named contingently or successively) who may then exercise any right under this Agreement in the event of your death. Each stock option beneficiary designation will revoke all prior stock option designations. Beneficiary designations must be in a prescribed form and must be filed with the Company during your lifetime. If you have not designated a beneficiary, your rights under this Agreement will pass to and may be exercised by your surviving spouse, if any, or otherwise by your estate.

         7. TAX WITHHOLDING. The Company may withhold, or require you to remit, an amount sufficient to satisfy Federal, state, and local withholding tax requirements relating to the exercise of your Options, and the Company may defer payment of cash or the issuance of Common Stock until this requirement is satisfied. You may satisfy this withholding requirement by:

         (a) paying cash (or its equivalent) to the Company to cover the tax obligation;

         (b) having Common Stock otherwise issuable upon the exercise of your Options withheld by the Company and the cash value of those shares applied to cover the tax obligation; or

         (c) delivering previously acquired shares of Common Stock to the Company having a Fair Market Value as of the date of exercise equal to all or part of the tax obligation associated with the transaction, and cash equal to the balance of the tax obligation.

         8. ADJUSTMENT OF THE NUMBER OF OPTION SHARES. In the event of any Common Stock dividend, Common Stock split, recapitalization (including, but not limited to, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders (other than ordinary cash dividends), exchange of shares, or other similar corporate change, the number of shares of Common Stock subject to your Options and the Exercise Price will be appropriately adjusted by the Committee as required by the Plan. The Committee's determination in this regard will be conclusive.

         9. REQUIREMENTS OF LAW. The issuance of shares of Common Stock pursuant to your Options is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required. No shares of Common Stock will be issued upon exercise of any of your Options if that issuance or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws. Your Options are not intended to be incentive stock options under the Internal Revenue Code of 1986, as amended.

         10. GOVERNING LAW; CHOICE OF FORUM. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. Any action to enforce this Agreement or any action otherwise regarding this Agreement must be brought in a court in the State of New York, to which jurisdiction the Company and you consent.


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         11. INTERPRETATION; CONSTRUCTION. Any determination or interpretation by the Committee pursuant to this Agreement will be final and conclusive. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan control.

         12. ENTIRE AGREEMENT. This Agreement and the Plan represent the entire agreement between you and the Company regarding your Options. No promises, terms, or agreements of any kind regarding your Options that are not set forth in this Agreement or in the Plan, or to which there is no reference in this Agreement or the Plan, are part of this Agreement.

         13. AMENDMENTS. The Committee has the exclusive right to amend this Agreement as long as the amendment is consistent with the Plan. The Company will give written notice to you (or, in the event of your death, to your beneficiary, surviving spouse or estate) of any amendment as promptly as practicable after its adoption.

         14. AGREEMENT TO PROTECT CORPORATE PROPERTY. This grant of Options is subject to your execution of the attached Agreement to Protect Corporate Property. You must sign this Agreement and the Agreement to Protect Corporate Property and return a signed copy of each to [Gwenn Carr, Vice President and Secretary,] not later than June 15, 2001, or this Agreement and the Options grant will be null and void. The Company may in its sole discretion grant an extension of this deadline if warranted.

         IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute, and you have executed, this Agreement, each as of April 9, 2001.


                                        METLIFE, INC.


                                        By:
                                            -------------------------------
                                            Name

                                            -------------------------------
                                            Title

                                            -------------------------------
                                            Signature


                                        EMPLOYEE

                                        -----------------------------------
                                        Name

                                        -----------------------------------
                                        Signature



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